UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

USA TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

[GRAPHIC OMITTED]

January __, 2006

Dear Shareholder:

      You are cordially invited to attend the Special Meeting of Shareholders of USA Technologies, Inc. to be held at 10:00 a.m., February 7, 2006, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

      In connection with the Special Meeting, enclosed herewith is the Proxy Statement and Proxy. We are requesting your approval of two proposals that are very important to the Company's future success. Therefore, whether or not you expect to attend the meeting in person, it is imperative that your shares be voted at the meeting. At your earliest convenience, please complete, date and sign the Proxy and return it in the enclosed, postage-paid envelope furnished for that purpose.

      I look forward to seeing you at the Special Meeting. In the meantime, please feel free to contact me with any questions you may have.

                                            Sincerely,


                                            /s/ George R. Jensen, Jr.
                                            George R. Jensen, Jr.
                                            Chairman and Chief Executive Officer

                             USA TECHNOLOGIES, INC.

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 7, 2006

                             ----------------------

To Our Shareholders:

      A Special Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), will be held at 10:00 a.m., February 7, 2006, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355, for the following purposes:

      1. To act upon an amendment to the Company's Bylaws increasing the number of directors to eleven;

      2. To approve a plan of recapitalization providing for a 1-for-100 reverse stock split of Common Stock, and to amend the Articles of Incorporation of the Company to effect such reverse stock split; and

      3. To transact such other business as may be incident to the conduct of the Special Meeting and any and all adjournments thereof.

      The Board of Directors has fixed the close of business on December 14, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any and all adjournments thereof.

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please promptly mark, sign and date the enclosed proxy and return it in the envelope provided for that purpose.

                                            By Order of the Board of Directors,


                                            /s/ George R. Jensen, Jr.
                                            -------------------------
                                            George R. Jensen, Jr.
                                            Chairman and Chief Executive Officer

                             USA TECHNOLOGIES, INC.
                                 PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting"), to be held at 10:00 a.m., on February 7, 2006, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

      Only holders of Common Stock or Series A Convertible Preferred Stock of record at the close of business on December 14, 2005 will be entitled to notice of and to vote at the Special Meeting. Each share of Common Stock and Series A Convertible Preferred Stock is entitled to one vote on all matters to come before the Special Meeting. On December 14, 2005, the record date for the Special Meeting, the Company had issued and outstanding 494,044,858 shares of Common Stock, no par value ("Common Stock"), and 521,642 shares of Series A Convertible Preferred Stock, no par value ("Series A Preferred Stock").

      The Company's principal executive offices are located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is January __, 2006.

QUORUM AND VOTING

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote generally at the Special Meeting is necessary to constitute a quorum. Abstentions on the proposals to be considered at the Special Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class, on all matters to be submitted to shareholders at the Special Meeting. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned or postponed to solicit additional proxies.

      Assuming the presence of a quorum, generally the adoption of a proposal by the shareholders requires the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Special Meeting. Approval of the proposal to amend the Bylaws of the Company to increase the maximum number of directors will require the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Special Meeting. Approval of the Plan of Recapitalization and the amendment to the articles of incorporation of the Company effecting a 1-for-100 reverse stock split will require the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Special Meeting. Only shares affirmatively voted for a proposal, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of stock in street name for customers and who indicate on a proxy that the broker does not have discretionary authority to vote those shares as to a particular matter are referred to as broker non-votes. Broker non-votes will have no effect in determining whether a proposal will be adopted at the Special Meeting although they would be counted as present for purposes of determining the existence of a quorum. Abstentions as to a particular proposal will have the same effect as votes against such proposal.

REVOCABILITY OF PROXIES

      Shares represented by proxies, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of all of the proposals referred to in the Notice of Special Meeting. A shareholder who signs and returns a proxy may revoke it any time before it is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company. Your mere attendance at the Special Meeting will not revoke your proxy.

SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's Directors, officers or employees in person or by telephone, facsimile transmission or telegram.

                                     ITEM 1

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                    BYLAWS INCREASING THE NUMBER OF DIRECTORS
                                TO ELEVEN MEMBERS

      The Bylaws of the Company presently require that the number of Directors shall be no more than ten persons. The Bylaws of the Company and Pennsylvania law permit the shareholders of the Company to approve an amendment to the Bylaws increasing the size of the Board of Directors of the Company. If approved, the amendment would be effective immediately following the Special Meeting.

      The Resolution to be considered by the shareholders at the Special Meeting reads as follows:

            FURTHER RESOLVED,  that Section 4.03(a) Number and Term of Office of
            Article IV of the Bylaws of the Company should be amended and restated to read in full as follows:

                  (a) Number. -- The board of directors shall consist of such number of directors, not less than one nor more than eleven, as may be determined from time to time by resolution of the board of directors.

      Although the number of directors currently serving on the Board of Directors is six, the Company would like to have the authority to increase the size of the Board to up to eleven members. A larger Board will provide more depth to the Company's management. We do not believe that there is any disadvantage to having a larger Board. Under the Bylaws of the Company, the Board of Directors would have the power to fill any vacancies resulting from an increase in the maximum number of Directors. The Company does not have any current plans to appoint additional Directors to the Board.

      Approval of the amendment to the Company's Bylaws increasing the number of directors requires the affirmative vote of a majority of all votes cast by the holders of outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock and Series A Preferred Stock entitled to one vote).

      The Board of Directors unanimously recommends that you vote "FOR" this amendment to the Company's Bylaws.

                                     ITEM 2

                APPROVAL OF PLAN OF RECAPITALIZATION EFFECTING A
                     1-FOR-100 REVERSE SPLIT OF COMMON STOCK

      The Board of Directors of the Company has unanimously adopted a resolution that approves, and submits to the shareholders for their approval, a Plan of Recapitalization that provides for a 1-for-100 reverse split of the Company's Common Stock ("Reverse Split"), and an amendment to the Company's Articles of Incorporation to effect the Reverse Split. The full text of the Plan of
Recapitalization is set forth in Appendix A attached hereto ("Plan of Recapitalization").

      Under the terms of the Plan of Recapitalization, each 100 shares of the Company's currently outstanding Common Stock (the "Old Common Stock") will be exchanged for 1 post-split share of the Company's Common Stock (the "New Common Stock"). Any fractional share resulting from such exchange will be converted into a right to receive cash in the amount described below. The Reverse Split will become effective on the date that the amendment to the Company's Articles of Incorporation, in the form set forth in the first paragraph of the Plan of Recapitalization, is filed with the Department of State of the Commonwealth of Pennsylvania (the "Effective Date"). That filing is expected to occur promptly following approval of the Plan of Recapitalization by the Company's shareholders.

      The New Common Stock will not be different from the Old Common Stock, and the holders of the New Common Stock will have the same relative rights following the Effective Date as they had prior thereto. The Reverse Split will not affect the proportionate equity interest of a shareholder, except as may result from the elimination of fractional shares as described below. The Plan of Recapitalization will not change the number of authorized shares of Common Stock, or Series A Preferred Stock, or the par value thereof. The number of record holders of the Common Stock on the record date was 1,607. The Company does not anticipate that the Reverse Split would result in a significant reduction in the number of such holders.

GENERAL EFFECT OF PLAN OF RECAPITALIZATION

      On the Effective Date of the Plan of Recapitalization, (i) each 100 shares of outstanding Common Stock would be reduced to one share of Common Stock; (ii) the number of shares of Common Stock into which each outstanding warrant, or option is exercisable would be proportionately reduced on a 100-to-1 basis;
(iii) the exercise price of each outstanding warrant, or option would be proportionately increased on a 1-to-100 basis; (iv) the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible would be reduced from 1 share to one-hundredth of a share, and each share would be entitled to one-hundredth of a vote rather than one vote per share as currently provided; (v) the conversion rate of the accrued and unpaid dividends on the Series A Preferred Stock would be increased from $10.00 to $1,000.00 per share of Common Stock; (vi) the conversion price of each convertible senior note would be proportionately increased on a 1-to-100 basis, and the number of shares into which each convertible senior note would be convertible would be decreased on a 100-to-1 basis; and (vii) the number of shares issuable under the 2004-B Stock Compensation Plan would be reduced from 58,693 to 586 shares.

      The effect of the Reverse Split on the aggregate number of authorized and outstanding shares of Common Stock and Preferred Stock as of the record date of the Special Meeting is as follows:

                                                               Number Of Shares
                                                               ----------------
                                                Prior to Reverse Split    After Reverse Split
----------------------------------------------------------------------------------------------
|_|   Common Stock
                                    Authorized             640,000,000            640,000,000
                                   Outstanding             494,044,858              4,940,448
|_|   Series Preferred Stock
                                    Authorized               1,800,000              1,800,000
                                   Outstanding                 521,642                521,642
o     Series A Preferred Stock
                                    Authorized                 900,000                900,000
                                   Outstanding                 521,642                521,642

The foregoing does not reflect any adjustment that may result from the repurchase of fractional shares of Common Stock as a result of the Reverse Split.

      The effect of the Reverse Split on the aggregate number of shares of Common Stock issuable by the Company as of the record date of the Special Meeting in connection with the exercise or conversion of outstanding warrants, options, convertible senior notes, and Series A Preferred Stock, accrued and unpaid dividends thereon, is as follows:

                                                               Number of Shares
                                                               ----------------
                                                Prior to Reverse Split    After Reverse Split
----------------------------------------------------------------------------------------------
Series A Preferred Stock                                       521,642                  5,216
Accrued Dividends on Series A Preferred Stock                  783,604                  7,836
Warrants                                                    21,443,573                214,435
Options                                                      2,009,972                 20,099
Convertible Senior Notes                                    76,844,877                768,448
----------------------------------------------------------------------------------------------
                                              Total        101,603,668              1,016,034
                                                           -----------              ---------

      Therefore, as shown above, on a fully converted basis, after the Reverse Split there would be 5,956,482 shares of Common Stock issued and outstanding, compared to 595,648,526 shares issued and outstanding as of the record date of the Special Meeting. The number of authorized shares of Common Stock would remain the same at 640,000,000, leaving 634,042,932 shares available for issuance by the Company.

REASONS FOR APPROVING THE REVERSE SPLIT

      On December 13, 2005, the Company entered into a Stock Purchase Agreement with certain clients of Wellington Management Company, LLP, a large Boston-based institutional investor, ("Wellington"). Pursuant thereto, the Company sold to certain clients of Wellington 40,000,000 shares of Common Stock for $.10 per share for an aggregate of $4,000,000. As a condition of the investment by certain clients of Wellington, and as set forth in the Stock Purchase Agreement, prior to entering into the Stock Purchase Agreement, the Company was required by Wellington to approve and call for a special meeting of its shareholders to consider a proposal to effectuate the Reverse Split. Pursuant thereto, on December 13, 2005, the Board of Directors unanimously approved and called for a special meeting of shareholders to consider the Reverse Split.

      The Company's Common Stock is traded on the OTC Bulletin Board, and on the record date the closing bid price of the Common Stock was approximately $0.11 per share. Following implementation of the Reverse Split, trading in the Company's Common Stock will continue on the OTC Bulletin Board.

      Reverse stock splits are intended to increase the price at which the Common Stock trades, and are effected by reducing the number of issued shares proportionately. The Board of Directors believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate equity interest in the Company held by each shareholder will increase the trading price of the Common Stock. It cannot be predicted, however, whether any such increase in the market price of the Common Stock will be in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. The Board of Directors believes that any such rise in price would make the Common Stock a more liquid and marketable investment.

      A sustained higher per share price of our Common Stock, which we expect, but can not guarantee, as a result of the Reverse Split, may heighten the interest of the financial community in our Company and broaden the pool of investors that may consider investing in our Company, potentially increasing the trading volume and liquidity of our Common Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our Common Stock remains at a higher per share price as a result of the Reverse Split, some of these concerns may be ameliorated.

      We anticipate, but cannot guarantee, that, as a result of the Reverse Split, the shares of Common Stock would no longer be considered to be "penny stock." Our Common Stock is currently considered to be a "penny stock" because it trades at less than $5.00 per share. As a result, broker-dealers who sell out shares are subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure and sales practice requirements by broker-dealers in connection with certain trades involving our shares. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from executing transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

      The Exchange Act requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting certain transactions in a penny stock for an investor's account. Moreover, the Exchange Act requires broker-dealers in penny stocks to approve the account of certain investors for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to
(i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and
(iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

      Of course, there can be no assurance that the price of the Company's Common Stock will, following implementation of the Plan of Recapitalization, rise and result in our stock not being considered a "penny stock," or that such price, if it does rise, will continue to escalate or be sustained for a significant period. The Company cannot assure you that the Reverse Split would result in a per-share price that will attract investors, brokers and analysts. Upon effectuation of the Reverse Split, the number of authorized but unissued shares of our Common Stock relative to the number of issued and outstanding shares will be significantly increased. Under applicable Pennsylvania law, the increased number of authorized but unissued shares of our Common Stock could be issued without further shareholder approval, which could result in dilution of your Common Stock. Nevertheless, for the reasons set forth above, the Board of Directors believes that adoption of the Plan of Recapitalization is advisable at this time.

ACCOUNTING MATTERS

      The Reverse Split will not affect the Common Stock capital account on our balance sheet. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. Prior periods' per share amounts will be restated to reflect the Reverse Split.

POTENTIAL ANTI-TAKEOVER EFFECT

      Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split proposal is not being proposed in response to any effort, of which we are aware, to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by the Company to recommend a series of similar amendments to our stockholders. Other than the Reverse Split proposal, our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

NO DISSENTER'S RIGHTS

      Under Pennsylvania law, our shareholders are not entitled to dissenter's rights with respect to the Reverse Split, and we will not independently provide shareholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

      We believe that the federal income tax consequences of the Reverse Split to holders of Common Stock will be as follows:

            (i) No income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing New Common Stock.

            (ii) The tax basis of the New Common Stock will equal the tax basis of the Old Common Stock exchanged therefore.

            (iii) The holding period of the New Common Stock will include the holding period of the Old Common Stock if such Old Common Stock were held as capital assets.

            (iv) The conversion of the Old Common Stock into the New Common Stock will produce no taxable income or gain or loss to us.

      Our understanding of the tax consequences of the Reverse Split is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

      THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON OUR SHAREHOLDERS AND THE COMPANY WITH RESPECT TO THE REVERSE SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. WE ADVISE EACH SHAREHOLDER TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

EXCHANGE OF STOCK CERTIFICATES AND FRACTIONAL SHARES

      As soon as practicable after the Effective Date, the shareholders will be notified and requested to surrender their certificates representing shares of Old Common Stock to the Company's transfer agent so that certificates representing the appropriate number of shares of New Common Stock, and a cash payment in lieu of any fractional share, may be issued in exchange therefor. Shareholders would retain their current certificates representing shares of Series A Preferred Stock, warrants, options, and convertible senior notes.

      No fractional certificates will be issued in connection with the proposed Reverse Split. Rather, the Company will pay cash in lieu of any fraction of a share which any shareholder would otherwise receive. The price for such fractional shares will be based upon the average closing bid price per share for the Common Stock on the OTC Bulletin Board for the ten trading days immediately preceding the Effective Date.

      Shareholder approval of this proposal is required under Pennsylvania law and the Articles of Incorporation. Approval of the Plan of Recapitalization and amendment to the Company's Articles of Incorporation effecting a 1-for-100 reverse split of the Common Stock requires the affirmative vote of a majority of all votes cast by the holders of outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Series A Preferred Stock entitled to one vote).

      Pursuant  to  the  Stock  Purchase   Agreement  with  certain  clients  of
Wellington Management Company, LLP, each of the Directors of the Company have agreed to vote all of their Common Stock in favor of the Reverse Split.

      The Board of Directors unanimously recommends that you vote "FOR" the Plan of Recapitalization and the amendment to the Company's Articles of Incorporation to effect the 1-for-100 reverse split.

SECURITY OWNERSHIP

COMMON STOCK

      The following table sets forth, as of December 14, 2005, the beneficial ownership of the Common Stock of each of the Company's directors, executive officers and other employee named below, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address                            Number of Shares of Common       Percent of Class
Beneficial Owner                            Stock Beneficially Owned (1)     (2)
----------------------------------------------------------------------------------------------
George R. Jensen, Jr.                       10,821,000 shares(3)                   1.82%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Stephen P. Herbert                          3,236,050 shares(4)                      *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Haven Brock Kolls, Jr.                      707,325 shares(5)                        *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Adele H. Hepburn                            3,382,760 shares(6)                      *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Douglas M. Lurio                            921,463 shares(7)                        *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                          2,812,486 shares(8)                      *
701 Eagle Road
Wayne, Pennsylvania 19087

Steven Katz                                 535,000 shares                           *
440 South Main Street
Milltown, New Jersey 08850

William L. Van Alen, Jr.                    3,924,955 shares (9)                     *
P.O. Box 727
Edgemont, Pennsylvania 19028

David M. DeMedio                            357,625 shares  (10)                     *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Wellington Management Company, LLP          71,000,000 (11)                        11.9%
75 State Street
Boston, MA 02109

All Directors and Executive Officers        23,312,304 shares (12)                 3.92%
As a Group (8 persons)

*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, shares issuable upon the conversion of Convertible Senior Notes, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of December 14, 2005, are deemed to be beneficially owned for purposes hereof.

(2) On December 14, 2005 there were 494,044,858 shares of Common Stock and 521,642 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Series A Preferred Stock have been converted into 521,642 shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of December 14, 2005 (or within 60-days of December 14, 2005) have been converted into 1,784,972 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Common Stock Warrants have been exercised for 21,443,573 shares of Common Stock; that all of the Convertible Senior Notes have been converted into 76,844,877 shares of Common Stock; and that all of the accrued and unpaid dividends on the Series A Preferred Stock as of December 14, 2005 have been converted into 783,604 shares of Common Stock. Therefore, 595,423,525 shares of Common Stock were treated as issued and outstanding for purposes of computing the percentages under this table. Does not reflect or include the shares issuable to Mr. Jensen upon a "USA Transaction."

(3) Includes 511,000 shares of Common Stock beneficially owned by his spouse. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). Includes 6,000,000 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership.

(4) Includes 250,000 shares issuable to Mr. Herbert upon the conversion of Senior Notes, 1,050 shares of Common Stock beneficially owned by his child, 600,000 shares of Common Stock beneficially owned by his spouse, 250,000 shares issuable upon the conversion of Senior Notes beneficially owned by his spouse and 250,000 shares issuable to Mr. Herbert upon the exercise of warrants.

(5) Includes 12,000 shares of Common Stock owned by Mr. Kolls' spouse, 150,000 shares issuable to his spouse upon conversion of her Senior Note.

(6) Includes 473,044 shares of Common Stock owned by her spouse, 7,875 shares underlying Series A Preferred Stock held by her and her spouse, 2,556,923 shares issuable upon the conversion of her Senior Notes, 58,495 shares issuable upon the conversion of Senior Notes beneficially owned by her spouse, 212,025 shares issuable upon the exercise of her warrants.

(7) Includes 225,000 shares issuable upon conversion of Senior Notes and 13,500 shares issuable upon exercise of warrants.

(8) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, 10,423 shares of Common Stock owned by Mr. Seller's wife, 551,700 shares issuable upon conversion of his Senior Notes and 100,000 shares issuable upon the exercise of warrants.

(9) Includes 1,300,720 shares of Common Stock issuable to Mr. Van Alen upon conversion of his Senior Notes, 512,500 shares issuable upon the exercise of warrants and 4,000 shares of Common Stock beneficially owned by his spouse.

(10) Includes 81,500 shares of Common Stock issuable to Mr. DeMedio upon conversion of his Senior Notes and 75,000 shares of Common Stock issuable to Mr. DeMedio upon the exercise of his Common Stock Options.

(11) Wellington Management Company, LLP ("Wellington Management"), in its capacity as an investment adviser, may be deemed to have beneficial ownership of 71,000,000 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 45,600,000 shares and shared dispositive power over 71,000,000 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

(12) Includes all shares of Common Stock described in footnotes (3) through (5) and (7) through (10) above.

PREFERRED STOCK

      The following table sets forth, as of December 14, 2005 the beneficial ownership of the Series A Preferred Stock by the Company's directors and executive officers, the other employee named below, as well as by the Company's directors and executive officers as a group. The Company is not aware of any beneficial owner of more than five percent of the Series A Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Series A Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address                           Number of Shares of Series A            Percent of
Beneficial Owner                           Preferred Stock Beneficially Owned      Class (1)
----------------------------------------------------------------------------------------------
Adele H. Hepburn                           5,150 shares (2)                             *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

All Directors and                          0 shares                                     *
Executive Officers
As a Group (8 persons)

-----------
Less than 1%

(1) There were 521,642 shares of Series A Preferred Stock issued and outstanding as of December 14, 2005.

(2)   Ms. Hepburn is an employee of the Company.

        SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

      Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in the Company's proxy statement for its 2007 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company a reasonable time before the Company begins to print and mail its proxy materials.

      Written notice of proposals of shareholders submitted for consideration at the 2007 Annual Meeting but not for inclusion in the proxy statement must have been received by the Company a reasonable time before the Company mails its proxy materials in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. The persons designated in the Company's proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

                               GENERAL INFORMATION

      The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Special Meeting, but if any matters incident to this Special Meeting are properly presented, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote.

      Shareholders who desire to have their shares voted at the Special Meeting are requested to mark, sign, and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. Shareholders may revoke their proxies at any time prior to the Special Meeting and shareholders who are present at the Special Meeting may revoke their proxies and vote, if they so desire, in person.


                                            By Order of the Board of Directors,

                                            /s/ George R. Jensen, Jr.

January __, 2006                            GEORGE R. JENSEN, JR.
                                            Chairman and Chief Executive Officer

                             USA TECHNOLOGIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS -
               SPECIAL MEETING OF SHAREHOLDERS - February 7, 2006

      The undersigned, revoking all prior proxies, hereby appoint(s) George R. Jensen, Jr., and Stephen P. Herbert, or either of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on December 14, 2005, at the Special Meeting of Shareholders to be held on February 7, 2006, and at any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed on the reverse side hereof by the undersigned. If no contrary direction is made, this proxy will be voted "FOR" all of the proposals set forth on the reverse side hereof, and in accordance with the proxies' best judgment upon other matters properly coming before the Special Meeting and any adjournments thereof.

      Please date and sign exactly as your name appears below. In the case of joint holders, each should sign. If the signor is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc., give full title.

Dated: _____________, 2006



-------------------------------------------
Signature



-------------------------------------------
Signature

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU SIGN THIS PROXY WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.

                               [SEE REVERSE SIDE]

      1. The proposal to amend the Company's Bylaws increasing the maximum number of directors to eleven.

         ___ FOR    ___ AGAINST    ___ ABSTAIN

      2. The proposal to provide for a 1-for-100 reverse stock split of Common Stock, and to amend the Articles of Incorporation of the Company to effect such reverse stock split.

         ___ FOR    ___ AGAINST    ___ ABSTAIN

      3. In their discretion, the proxies are authorized to vote upon such other incidental business as may properly come before the Special Meeting and any adjournment thereof.

                                   EXHIBIT "A"

                            PLAN OF RECAPITALIZATION

      On December 13, 2005 the Board of Directors of USA Technologies, Inc. ("Company"), adopted a resolution declaring the advisability of, and submitting to the shareholders of the Company for their approval, the following Plan of Recapitalization:

      1. Amendment to Certificate of Incorporation. Subject to approval by the Company's shareholders, the Company shall file a Certificate of Amendment ("Amendment") with the Department of State of the Commonwealth of Pennsylvania which shall amend Paragraph (A) of Article 4 of the Company's Articles of Incorporation, as amended, to read in its entirety as follows:

            (A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 641,800,000 shares, divided into 640,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value. Each one (1) share of the corporation's Common Stock issued and outstanding on the date that this Amendment is filed with the Department of State of the Commonwealth of Pennsylvania shall be and is hereby automatically changed without further action into one-hundreth (1/100) of a share of fully paid and nonassessable Common Stock of this corporation, provided that no fractional shares shall be issued pursuant to such exchange. The corporation shall pay to each shareholder who would otherwise be entitled to a fractional share, as a result of such change, an amount equal to the value of such fractional share, based upon the average daily closing price per share of the corporation's Common Stock on the OTC Bulletin Board for the ten trading days preceding the effective date of this amendment.

      2. Reverse Split. Immediately upon filing the Amendment with the Office of the Department of State of the Commonwealth of Pennsylvania ("Effective Date"), each one hundred shares of the Company's currently outstanding shares of Common Stock (the "Old Common Stock") shall be converted into one post-split share of fully-paid and nonassessable Common Stock ("New Common Stock"), subject to the required payment for fractional shares.

      3. No Fractional Shares. The Company shall issue one share of New Common Stock for each one hundred shares of Old Common Stock outstanding, and shall pay cash in lieu of any fraction of a share which any shareholder would otherwise receive. The price for such fractional share shall be based upon the daily closing price per share for the shares of the Company's Old Common Stock on the OTC Bulletin Board for the ten trading days immediately preceding the Effective Date. From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock and cash in lieu of any fractional share of New Common Stock to which an individual shareholder would be entitled.

      4. Exchange of Stock Certificates. As soon as practicable after the Effective Date, the Company shall notify its shareholders and ask them to surrender their certificates representing shares of Old Common Stock to the Company's transfer agent so that the appropriate number of shares of New Common Stock, and a cash payment in lieu of any fractional shares, may be exchanged therefor. Until so surrendered, each outstanding share of Old Common Stock shall be deemed for all corporate purposes to evidence the ownership of one-hundreth of a share of New Common Stock.

      5. Series A Convertible Preferred Stock. As provided by the Articles of Incorporation of the Company, the number of shares to be issued upon the conversion of any outstanding share of Series A Convertible Preferred Stock shall be decreased in proportion to the 1 for 100 exchange ratio established above, and the conversion price per share in connection with accrued and unpaid dividends on the Series A Convertible Preferred Stock shall be increased in proportion to such exchange ratio, in accordance with the terms of the Series A Convertible Preferred Stock.

      6. Warrants and Options. The number of shares that may be issued upon the exercise of outstanding warrants or options to purchase the Company's Common Stock shall be decreased in proportion to the 1 for 100 exchange ratio established above, and the exercise price per share under such outstanding warrants or options shall be increased in proportion to such exchange ratio, in accordance with the terms of each such warrant or option.

      7. Convertible Senior Notes. The number of shares that may be issued upon the conversion of outstanding convertible senior notes shall be decreased in proportion to the 1 for 100 exchange ratio established above, and the conversion price per share under such outstanding convertible senior notes shall be increased in proportion to such exchange ratio, in accordance with the terms of each such convertible senior note.

      8. 2004-B Stock Compensation Plan. The number of shares that may be issued under the Plan shall be decreased in proportion to the 1-for-100 exchange ratio established above.